Exhibit 10.1

Amendment to License Agreement with Two Dog Net, Inc.,

dated November 5, 2002

AMENDMENT TO LICENSE AGREEMENT

The following provisions are hereby incorporated into, and are hereby made a part of, that certain License Agreement dated September 10, 2002, (the “Agreement”) between Two Dog Net, Inc., a California corporation, (“Licensor”) and D.W.C. Installations, a Nevada corporation, (“Licensee”) and such provisions shall be effective as of November 5, 2002 (the “Effective Date”).  All capitalized terms in this Amendment, to the extent not otherwise defined herein, shall have the meanings assigned to such terms in the Agreement.

1.                                       Licensor has agreed to accept 2,000,000 shares of Series A Preferred Stock of Licensee in exchange for the $1,984,500 Licensee owed to Licensor.

2.                                       Article 4.4 Insurance is deleted in its entirety.

3.                                       All other provisions of the Agreement remain unchanged.

IN WITNESS WHEREOF, Maker has caused this Amendment to Promissory Note to be duly executed and delivered as of the Effective Date.

LICENSEE:		LICENSOR:

D.W.C. Installations,		Two Dog Net, Inc.,
a Nevada corporation		a California corporation

/s/ Sholeh Hamedani		/s/ Nasser Hamedani
By:	Sholeh Hamedani	By:	Nasser Hamedani
Its:	President and CEO	Its:	Chairman of the Board